As filed with the Securities and Exchange Commission on
   December 14, 2007
                                              Registration No. 333-______
   ======================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.
                               ---------------
                                  FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933
                           ----------------------
                     FIRST MID-ILLINOIS BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)

                       DELAWARE                    37-1103704
             (State or other jurisdiction of    (I.R.S. employer
             incorporation or organization)     identification no.)

                           1515 Charleston Avenue
                           Mattoon, Illinois 61938
        (Address of principal executive offices, including zip code)

                     FIRST MID-ILLINOIS BANCSHARES, INC.
                          2007 STOCK INCENTIVE PLAN
                          (Full title of the plan)

                             WILLIAM S. ROWLAND
        CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     FIRST MID-ILLINOIS BANCSHARES, INC.
                           1515 CHARLESTON AVENUE
                           MATTOON, ILLINOIS 61938
                   (Name and address of agent for service)

                               (217) 234-7454
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             LAURALYN G. BENGEL
                              SCHIFF HARDIN LLP
                              6600 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5670
       --------------------------------------------------------------












                       CALCULATION OF REGISTRATION FEE

       TITLE OF SECURITIES TO      AMOUNT               PROPOSED              PROPOSED              AMOUNT OF
       BE REGISTERED               TO BE                MAXIMUM               MAXIMUM               REGISTRATION
                                   REGISTERED           OFFERING PRICE        AGGREGATE             FEE
                                                        PER SHARE             OFFERING PRICE

       Common Stock, par value       300,000            $26.10(1)             $7,830,000(1)         $240.39(1)(2)
       $4.00 per share
       (including Common Stock
       purchase rights)

       (1)      Estimated on the basis of $26.10 per share, the average of the high and low price of the Common Stock on December 11, 2007, pursuant to Rule 457(h) of the Securities Act of 1933, as amended.
       (2)      Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration
                Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.









                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by First Mid-Illinois Bancshares, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2006;

        (b) The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

        (c) All other reports of the Registrant filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2006; and

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 10, 1985 and the description of the Registrant's Common Share Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 23, 1999.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes the Registrant to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        Article 8 of the Registrant's Restated Certificate of Incorporation, as amended, provides as follows: "The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto." Under such provisions, any director or officer, who in his or her capacity as such, is made or threatened to be made, a party to any suit or proceeding, must be indemnified if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. The DGCL further provides that such indemnification is not exclusive of any other rights to which such individuals may be entitled under a company's certificate of incorporation or any agreement, insurance policy, vote of stockholders or disinterested directors or otherwise.

        The Registrant also currently maintains liability insurance for its officers and directors.

   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8. EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

   ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,











        individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (where applicable) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on December 11, 2007.

                            FIRST MID-ILLINOIS BANCSHARES, INC.
                            (Registrant)




                            By: /s/ William S. Rowland
                                ------------------------------------------
                                William S. Rowland
                                Chairman of the Board, President and Chief
                                Executive Officer


                              POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints William S. Rowland and Michael L. Taylor, and each to them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

















            SIGNATURE                  TITLE                DATE

    /s/William S. Rowland      Chairman of the       December 11, 2007
    -------------------------  Board, President and
    William S. Rowland         Chief Executive
                               Officer (Principal
                               Executive Officer)

    /s/ Michael L. Taylor      Vice President and    December 11, 2007
    -------------------------  Chief Financial
    Michael L. Taylor          Officer (Principal
                               Financial Officer
                               and Principal
                               Accounting Officer)

    /s/ Charles A. Adams       Director              December 11, 2007
    -------------------------
    Charles A. Adams

    /s/ Kenneth R. Diepholz    Director              December 11, 2007
    -------------------------
    Kenneth R. Diepholz

    /s/ Joseph R. Dively       Director              December 11, 2007
    -------------------------
    Joseph R. Dively

    Steven L. Grissom          Director              December 11, 2007
    -------------------------
    Steven L. Grissom

                               Director              December ___, 2007
    -------------------------
    Daniel E. Marvin, Jr.

    /s/ Gary W. Melvin         Director              December 11, 2007
    -------------------------
    Gary W. Melvin

    /s/ Sara Jane Preston      Director              December 11, 2007
    -------------------------
    Sara Jane Preston

    /s/ Ray A. Sparks          Director              December 11, 2007
    ------------------------
    Ray A. Sparks

















                                EXHIBIT INDEX


   EXHIBIT
   NUMBER         DESCRIPTION

   4.1 Restated Certificate of Incorporation and Amendment to Restated Certificate of Incorporation of First Mid-Illinois Bancshares, Inc. (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987).

   4.2       Amended and Restated Bylaws of First Mid-Illinois
             Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on November 14, 2007).

   4.3 Rights Agreement, dated as of September 21, 1999, between First Mid-Illinois Bancshares, Inc. and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to
             Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the SEC on September 22, 1999).

   5         Opinion of Schiff Hardin LLP.

   23.1      Consent of BKD LLP.

   23.2      Consent of KPMG LLP.

   23.3 Consent of Schiff Hardin LLP (contained in its Opinion filed as Exhibit 5).

   24 Powers of Attorney (contained on the signature pages hereto).